UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

Dongsheng Pharmaceutical International Co., Ltd.
(Exact name of registrant as specified in its charter)

Delaware	333-154787	26-2603989
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 10, 9th Floor, Building No. 5
9 Gaoshengqiao Road, Dayi Louver Plaza
Wuhou District, Chengdu, Sichuan Province
People’s Republic of China 610041
(Address of principal executive offices)

+86 (028) 8506-8768
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Operating Officer

On August 19, 2010, Xicai Su resigned from his position as the Chief Operating Officer of Dongsheng Pharmaceutical International Co., Ltd. (the “Company”).  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices. A copy of Mr. Su’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Item 8.01 Other Events.

On August 19, 2010, the board of directors of the Company appointed Duojia Zhang as the Company’s new Vice President of Sales.  Mr. Zhang combines over 25 years of experience in the pharmaceutical industry, most recently serving as the general manager of Hainan General Alliance Pharmaceutical & Technology Corporation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Resignation Letter of Xicai Su, dated as of August 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 20, 2010		DONGSHENG PHARMACEUTICAL INTERNATIONAL CO., LTD.

	By:	/s/ Xiaodong Zhu
Xiaodong Zhu Chief Executive Officer

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